SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) DECEMBER 31, 1999


                           SAN JOAQUIN RESOURCES INC.
             (Exact name of registrant as specified in its charter)


            NEVADA                     0-26321                     98-0204105
 (State or other jurisdiction of     (Commission               (IRS Employer
        incorporation)               File Number)            Identification No.)


            53 STRATFORD PLACE, S.W., CALGARY, ALBERTA T3H 1H7 CANADA
(Address of principal executive offices)                           (Zip Code)


        Registrant's telephone number, including area code (403) 242-9703

                             LEK INTERNATIONAL, INC.
    SUITE 106, 1460 PANDOSY STREET,  KELOWNA,  BRITISH COLUMBIA,  CANADA V1Y 1P3
          (Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

        On December 31, 1999, a change in control of the Company occurred, in conjunction with closing under an Agreement and Plan of Reorganization. Prior to closing under the Agreement and Plan of Reorganization, the Company had a total of 3,700,000 shares issued and outstanding.

        The Company issued 8,069,000 shares of its common stock in exchange for all of the issued and outstanding common stock of San Joaquin Oil & Gas Ltd., a Nevada corporation ("San Joaquin"). As a result of that transaction, San Joaquin became a wholly-owned subsidiary of the Company.

        As a result of these transactions, the Company now has 11,769,000 issued and outstanding shares of common stock, of which 8,069,000 shares, or approximately 68.56%, are owned by persons who were previously shareholders of San Joaquin. Persons who were previously shareholders of the Company own a total of 3,700,000 shares or approximately 31.44% of the issued and outstanding common stock.

        Prior to closing, shareholders of the Company adopted Restated and Amended Articles of Incorporation to be effective as of January 17, 2000. Among the amendments was a change in the name of the Company to "San Joaquin Resources Inc."

        In conjunction with the change in ownership of a controlling interest in the stock of the registrant, the previous officers and directors of the registrant resigned and appointed as new directors J. Timothy Bowes, Nick DeMare, and Colin S. McNeil. The new directors elected J. Timothy Bowes as the President and Assistant Secretary and Nick DeMare as Secretary and Treasurer of the Company.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        See Item 1. above.

        BUSINESS OF SAN JOAQUIN. San Joaquin was incorporated in Nevada on September 14, 1999 to acquire interests in oil and gas properties in the San Joaquin Basin of California. San Joaquin completed private placements of its common stock in 1999, selling a total 1,920,000 shares of common stock for gross proceeds of $960,000. A portion of these proceeds were used to acquire four membership interests in Hilton
        Petroleum Greater San Joaquin Basin Joint Venture LLC, a Colorado limited liability company ("Hilton LLC"), for an initial investment of $390,000. As a member of Hilton LLC, San Joaquin will be subject to cash calls for additional contributions. The remainder of the proceeds from the private placements will be used to generate new prospects for San Joaquin and to fund working capital.

        Mr. Nick DeMare, an officer and director of San Joaquin, is also a director of Hilton Petroleum Ltd., the manager of Hilton LLC. However, the terms upon which San Joaquin acquired its membership interests in Hilton LLC were the same as those offered to non- affiliated purchasers.

        Hilton LLC owns a 2.25% working interest in various oil and gas prospects (the "San Joaquin Joint Venture") in the San Joaquin Basin and is required to pay 4% of the costs to drill the initial wells on each of the initial three prospects in the San Joaquin Joint Venture, as discussed below. As a member of Hilton LLC, San Joaquin is required to fund its pro-rata share of all the capital requirements of Hilton LLC. In the event that San Joaquin were to fail to pay its additional cash call capital contributions, within a specified time period, then, San Joaquin, as a defaulting member, would lose its interest in Hilton LLC to Hilton Petroleum Ltd. (the manager of the Hilton LLC). If the default were to occur within 24 months of the initial capital contribution, San Joaquin would, no sooner than 12 months if the default occurred before 12 months, receive common shares of Hilton Petroleum Ltd. at the then prevailing prices, for its investment cost. If such failure were to occur after 24 months then Hilton Petroleum Ltd. would fund the capital contribution of San Joaquin (the defaulting member) and retain San Joaquin's share of cash flow until 300% of the defaulted cash call is repaid to Hilton Petroleum Ltd.

        The operator commenced drilling the initial exploratory well on the first of the three initial prospects, Cal Canal in July 1999. As at December 31, 1999, the well had been drilled to a total depth of 18,100 feet and a production liner had been run to total depth. Production testing of potential pay zones is scheduled for January 2000, but may change depending upon the availability of personnel and equipment. The total budgeted costs to drill the Cal Canal well were estimated at approximately $9.5 million, however based on the costs incurred to December 31, 1999, the drilling costs will now be in the range of $11.5 million, of which $9.6 million had been incurred through December 31, 1999. The operator has announced that Cal Canal is a potential gas well and that production testing will commence by late January 2000. Hilton LLC's share of the remaining drilling and completion costs is estimated at $216,000, making San Joaquin's share approximately $43,200.

        The next prospect to be drilled by the San Joaquin Joint Venture is Lucky Dog, which had an anticipated drilling commencement date of early December 1999. The drilling commencement date was changed to February 2000 and may be delayed further. The commencement of drilling on this prospect is contingent upon completion of drilling at Cal Canal. After the Lucky Dog Prospect the next location to be drilled is Pyramid Power with an anticipated drilling commencement date of early May 2000. Prior to initiating this drill program it is anticipated that additional seismic work will be completed at Pyramid Power.

        The anticipated costs to be incurred by the San Joaquin Joint Venture, between January 2000 and December 2000, are $31.5 million. Hilton LLC's share of these costs is estimated at $1.3 million, making San Joaquin's share approximately $260,000. This estimate includes completion of the drill program at Cal Canal, acquiring additional seismic data for Pyramid Power, drilling the two additional prospects and completing all three wells. The assumption is that all wells will be successful and will require completion. If certain wells are dry holes then completion costs will not be required and costs to be incurred will be less.

        These first three prospects are not the only possible prospects in the San Joaquin Joint Venture lands. Work is ongoing to identify more prospects. As of December 31, 1999, no additional prospects had been identified. The above budget does not include any additional costs which could be incurred when such prospects are identified.

        MANAGEMENT OF SAN JOAQUIN. The officers and directors of San Joaquin are as follows:

        J. Timothy Bowes      President, Assistant Secretary and director
        Nick DeMare           Secretary, Treasurer and director
        Colin S. McNeil       Director

        J. TIMOTHY BOWES (AGE 44): Mr. Bowes holds a Bachelor of Commerce degree and a Masters of Business Administration degree, both from the University of British Columbia. On October 26, 1999, Mr. Bowes became the President, Chief Executive Officer, and a director of Lucre Ventures Ltd., a public oil and gas company listed on the Canadian Venture Exchange. Since April 1999, he has been primarily engaged as a self-employed consultant involved in the structuring of mergers and acquisitions of oil and gas companies. Prior to starting his own consulting business, Mr. Bowes was employed by Yorkton Securities Inc. He began working for Yorkton in October 1994 as a Senior Analyst for oil and gas properties. Mr. Bowes held several positions at Yorkton in which he was responsible for, among other things, reviewing, structuring and approving all initial public offerings generated from Yorkton's Calgary Office during the period from June 1995 to April 1997. From April 1997 to March 1999, Mr. Bowes was the Vice President Corporate Finance in the Natural Resources section of the Calgary office of Yorkton Securities.

        Prior to Mr. Bowes' employment with Yorkton, he was employed as the Land Manager of Numac Energy Inc., which was created as a result of the 1993 merger of Westcoast Petroleum Ltd. and Numac Oil & Gas Ltd. Prior to the merger, Mr. Bowes was the Land Manager for Westcoast Petroleum Ltd.

        NICK DEMARE (AGE 45): Mr. DeMare holds a Bachelor of Commerce degree from the University of British Columbia and is a member in good standing of the Institute of Chartered Accountants of British Columbia. He is the President of Chase Management Ltd., a private British Columbia company which provides a broad range of administrative, management and financial services to private and public companies with varied interests in mineral exploration and development, gold and silver production, oil and gas and venture capital.

        COLIN S. MCNEIL (AGE 52): Mr. McNeil holds a Bachelor of Science (Geology) degree from the University of Calgary. Since 1996 he has been the President of C. McNeil and Associates Inc., a private company which provides geological consulting services to clients for domestic and international exploration and development projects. Mr. McNeil is a member of the board of directors of Pilot Energy Corp. and Mount Dakota Energy Corp. From June 1996 to March 1997, Mr. McNeil was the Vice President, Chief Financial Officer and a director of Briggand Energy Corp., where he assisted in the formation, financing and listing of Briggand on the Alberta Stock Exchange. In addition, Mr. McNeil assisted with a reverse- takeover between Briggand and Canop Worldwide Corp. During 1995, Mr. McNeil was the President of Hyenergy Corp., a private corporation formed to evaluate and purchase production assets. From 1993 to 1994, Mr. McNeil was the Manager of International Exploration for Numac Energy Inc. Mr. McNeil was responsible for managing and directing an exploration budget of approximately $10 million. Mr. McNeil also participated in and managed exploration programs in Libya and Indonesia, evaluated exploration, development and enhanced oil recovery projects in Africa, South America, the Middle East, and South- East Asia for Numac. While with Numac, Mr. McNeil managed and participated in a worldwide "scoping" study to determine the future direction of Numac.

        Mr. McNeil is a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta, the Society of Exploration Geophysicists, the Canadian Society of Exploration Geophysicists, the American Association of Petroleum Geologists, and the Canadian Society of Petroleum Geologists.

        PRINCIPAL SHAREHOLDERS OF THE COMPANY. The following table provides certain information as to the officers and directors individually and as a group, and the holders of more than 5% of the Common Stock of the Company, as of December 31, 1999:

                                                                        AMOUNT OF SHARES
        NAME AND ADDRESS OF BENEFICIAL OWNER                           BENEFICIALLY OWNED         PERCENT OF CLASS (1)<F1>

        J. Timothy Bowes (2)<F2>                                            1,533,000                    13.03%
        53 Stratford Place, S.W.
        Calgary, Alberta, Canada T3H 1H7

        Nick DeMare (3)<F3>                                                  135,000                      1.15%
        Suite 1305, 1090 W. Georgia Street
        Vancouver, British Columbia, Canada V6E 3V7

        Colin McNeil                                                            0                          --
        340B, 630 - 6th Avenue, S.W.
        Calgary, Alberta, Canada T2P 0S8

        Officers and Directors as a group (3 persons)                       1,668,000                    14.17%
        ----------

        <F1>
        (1) This table is based on 11,769,000 shares of Common Stock outstanding on December 31, 1999. If a person listed on this table has the right to obtain additional shares of Common Stock within sixty (60) days from December 31, 1999, the additional shares are deemed to be outstanding for the

                                        5

               purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

        <F2>
        (2) These shares are held of record by Bowesco Incorporated a company owned and controlled by Mr. Bowes

        <F3>
        (3) These shares are held of record by DNG Capital Corp., a company owned and controlled by Mr. DeMare.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

        Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        In connection with the change of control described above, in January 2000, the Company plans to engage Wheeler Wasoff, P.C., Denver, Colorado, to audit its financial statements for the fiscal year ended December 31, 1999. Wheeler Wasoff, P.C. audited the financial statements for San Joaquin Oil & Gas Ltd.

        During the last two years, the Company did not consult Wheeler Wasoff, P.C. with regard to any matters.

ITEM 5. OTHER EVENTS

        Not applicable.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

        Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial statements of businesses acquired: Filed with this report.

        (b)    Pro forma financial information: Filed with this report.

        (c)    Exhibits:

               REGULATION                                                              CONSECUTIVE
               S-K NUMBER                    DOCUMENT                                  PAGE NUMBER

                     2.1              Agreement and Plan of Reorganization
                     3.1              Restated and Amended Articles of Incorporation
                     16               Letter from Kish, Leake & Associates, P.C.
                     27               Financial Data Schedule

ITEM 8. CHANGE IN FISCAL YEAR

        As a result of the acquisition of San Joaquin Oil & Gas Ltd., the Company's fiscal year end will be changed to December 31.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             LEK INTERNATIONAL, INC.



January 18, 2000                             By:  /S/ J. TIMOTHY BOWES
                                                  ---------------------
                                                  J. Timothy Bowes, President

--------------------------------------------------------------------------------




                           SAN JOAQUIN OIL & GAS LTD.

                          (A DEVELOPMENT STAGE COMPANY)

                          FINANCIAL STATEMENTS FOR THE
                   PERIOD FROM INCEPTION (SEPTEMBER 14, 1999)
                               TO OCTOBER 31, 1999



--------------------------------------------------------------------------------

                           SAN JOAQUIN OIL & GAS LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                                    I N D E X

Independent Auditor's Report                                          F-2

Balance Sheet
     October 31, 1999                                                 F-3

Statement of Operations
     Period from inception (September 14, 1999) to October 31, 1999   F-4

Statement of Stockholders' Equity
     Period from Inception (September 14, 1999) to October 31, 1999   F-5

Statement of Cash Flows
     Period from Inception (September 14, 1999) to October 31, 1999   F-6

Notes to Financial Statements                                         F-7 - F-13

                          INDEPENDENT AUDITOR'S REPORT

To The Board of Directors and Stockholders
San Joaquin Oil & Gas Ltd.

We have audited the accompanying balance sheet of San Joaquin Oil & Gas Ltd. (a development stage company) as of October 31, 1999 and the related statements of operations, stockholders' equity and cash flows for the period from inception (September 14, 1999) to October 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of San Joaquin Oil & Gas Ltd. as of October 31, 1999 and the results of its operations and its cash flows for the period from inception (September 14, 1999) to October 31, 1999 are in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 2 to the financial statements, the company has incurred losses from its initial operations and has not earned revenues from its principal operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                              /s/WHEELER WASOFF, P.C.
                              WHEELER WASOFF, P.C.

Denver, Colorado
December 14, 1999


                           SAN JOAQUIN OIL & GAS LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                OCTOBER 31, 1999

                                   A S S E T S

CURRENT ASSETS

   Cash                                                                                 $ 548,160
   Advance for exploration costs                                                           10,000
                                                                                     -------------
   Total current assets                                                                   558,160

INVESTMENT IN OIL AND GAS VENTURE (NOTE 3)                                                389,720
OI L & GAS PROPERTIES (NOTE 2)                                                             38,924
                                                                                     -------------
                                                                                        $ 986,804
                                                                                     =============



          L I A B I L I T I E S & S T O C K H O L D E R S' E Q U I T Y


CURRENT LIABILITIES

   Accounts payable and accrued liabilities                                            $   25,328
                                                                                     -------------
   Total current liabilities                                                               25,328
                                                                                     -------------

COMMITMENTS AND CONTINGENCIES (NOTES 3 AND 8)

STOCKHOLDERS' EQUITY (NOTE 4)
   Preferred stock, $0.01 par value
     Authorized - 1,000,000 shares
     Issued - none                                                                              -
   Common stock, $0.001 par value
     Authorized - 100,000,000 shares
     Issued and outstanding - 8,069,000 shares                                              8,069
   Additional paid-in capital                                                             977,943
  (Deficit) accumulated during the development stage                                      (24,536)
                                                                                          961,476
                                                                                     -------------
                                                                                        $ 986,804
                                                                                     =============


    The accompanying notes are an integral part of these financial statements



                           SAN JOAQUIN OIL & GAS LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                          FOR THE PERIOD FROM INCEPTION
                    (SEPTEMBER 14, 1999) TO OCTOBER 31, 1999




REVENUE

     Interest                                                               $    1,398
                                                                           ------------

OPERATING EXPENSES

     Administration and accounting                                               2,233
     Audit and legal                                                             9,663
     Filing                                                                        283
     Office and miscellaneous                                                      477
     Professional fees                                                           6,000
     Travel                                                                      6,998
                                                                           ------------

                                                                                25,654
                                                                           ------------
(LOSS) FROM OPERATIONS                                                         (24,256)
EQUITY IN (LOSS) OF AFFILIATE                                                     (280)
                                                                           ------------
NET (LOSS)                                                                  $  (24,536)
                                                                           ============

NET (LOSS) PER COMMON SHARE - BASIC
     AND DILUTED                                                            $   (0.003)
                                                                           ============
WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING - BASIC AND DILUTED                                  7,047,667
                                                                           ============















   The accompanying notes are an integral part of these financial statements



                                    SAN JOAQUIN OIL & GAS LTD.
                                  (A DEVELOPMENT STAGE COMPANY)
                                STATEMENT OF STOCKHOLDERS' EQUITY
                                  FOR THE PERIOD FROM INCEPTION
                             (SEPTEMBER 14, 1999) TO OCTOBER 31, 1999






                                                                                                                        DEFICIT
                                          PREFERRED STOCK                     COMMON STOCK                            ACCUMULATED
                                  -----------------------------     ----------------------------     ADDITIONAL       DURING THE
                                                                                                       PAID-IN       DEVELOPMENTAL
                                    SHARES           AMOUNT             SHARES         AMOUNT          CAPITAL           STAGE
                                  -----------    --------------     --------------  ------------   --------------   ---------------
Balance, September 14, 1999              -        $        -                  -      $      -       $         -      $         -

Sale of Series A Preferred
Shares at $0.50 per  share            61,490               615                -             -              30,130              -

Conversion of Series A
Preferred Shares into                (61,490)             (615)         6,149,000         6,149            (5,534)             -
common stock

Sale of common stock at
$0.50 per  share                         -                 -            1,920,000         1,920           958,080              -

Costs of offerings                       -                 -                  -             -              (4,733)

Net (loss)                               -                 -                  -             -                 -            (24,536)
                                  -----------    --------------     --------------  ------------   ---------------  ---------------
Balance, October 31, 1999                -        $        -            8,069,000    $    8,069     $     977,943   $      (24,536)
                                  ===========    ==============     ==============  ============   ===============  ===============

























    The accompanying notes are an integral part of these financial statements


                           SAN JOAQUIN OIL & GAS LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                          FOR THE PERIOD FROM INCEPTION
                    (SEPTEMBER 14, 1999) TO OCTOBER 31, 1999




CASH FLOWS FROM OPERATING ACTIVITIES

     Net (loss)                                                                      $  (24,536)
     Adjustments to reconcile net (loss) to net cash (used)
          by operating activities
     Equity in (loss) of affiliate                                                          280
     Changes in assets and liabilities
          Increase in advance                                                           (10,000)
          Increase in accounts payable and accrued liabilities                           25,328

     Net cash (used) by operating activities                                             (8,928)
                                                                                    ------------

CASH FLOWS FROM  INVESTING ACTIVITIES

     Cash paid for investment in oil and gas venture                                   (390,000)
     Additions to oil and gas properties                                                (38,924)

     Net cash (used) by investing activities                                           (428,924)
                                                                                    ------------

CASH FLOWS FROM FINANCING ACTIVITIES

     Proceeds from sale of preferred stock                                               30,745
     Proceeds from sale of common stock                                                 960,000
     Cash paid for offering costs                                                        (4,733)

     Net cash provided by financing activities                                          986,012
                                                                                    ------------

NET INCREASE IN CASH                                                                    548,160

CASH - BEGINNING OF PERIOD                                                                  -
                                                                                    ------------

CASH - END OF PERIOD                                                                 $  548,160
                                                                                    ============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

During the period from inception to October 31, 1999, the Company did not incur any short-term borrowings.

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES

In October 1999, 6,149,000 shares of common stock were issued on the conversion of 61,490 Series A Preferred Shares.

    The accompanying notes are an integral part of these financial statements

                           SAN JOAQUIN OIL & GAS LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          FOR THE PERIOD FROM INCEPTION

                    (SEPTEMBER 14, 1999) TO OCTOBER 31, 1999


1.      ORGANIZATION AND NATURE OF BUSINESS

        San Joaquin Oil & Gas Ltd. (the "Company") was incorporated on September 14, 1999 under the laws of the State of Nevada. The Company is an independent energy company engaged in the exploration, development and acquisition of crude oil and natural gas reserves in the western United States and is considered a development stage company as defined by Statement of Financial Accounting Standards (SFAS) No. 7.

        The Company is an exploration stage oil and gas company and as of October 31, 1999, has not earned any production revenue nor found proved resources on any of its properties. To date, the Company's principal activities have been raising capital through the sale of its securities and acquiring an interest in a limited liability company. See Note 3.

        The Company's fiscal year end is December 31.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        OIL AND GAS PROPERTIES

        CAPITALIZED COSTS

        The Company  follows the full cost method of accounting  for oil and gas operations. Under this method all costs related to the exploration for and development of oil and gas reserves are capitalized on a country-by-country basis. Costs include lease acquisition costs, geological and geophysical expenses, overhead directly related to exploration and development activities and costs of drilling both productive and non-productive wells. Proceeds from the sale of properties are applied against capitalized costs, without any gain or loss being recognized, unless such a sale would significantly alter the rate of depletion and depreciation.

        DEPLETION AND DEPRECIATION

        Depletion of exploration and development costs and depreciation of production equipment is provided using the unit-of-production method based upon estimated proven oil and gas reserves. The costs of significant unevaluated properties are excluded from costs subject to depletion. For depletion and depreciation purposes, relative volumes of oil and gas production and reserves are converted at the energy equivalent conversion rate of six thousand cubic feet of natural gas to one barrel of crude oil.

                           SAN JOAQUIN OIL & GAS LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          FOR THE PERIOD FROM INCEPTION
                    (SEPTEMBER 14, 1999) TO OCTOBER 31, 1999


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

        CEILING TEST

        In applying the full cost method, the Company performs a ceiling test whereby the carrying value of oil and gas properties and production equipment, net of recorded future income taxes and the accumulated provision for site restoration and abandonment costs, is compared annually to an estimate of future net cash flow from the production of proven reserves. Net cash flow is estimated using year end prices, less estimated future general and administrative expenses, financing costs and income taxes. Should this comparison indicate an excess carrying value, the excess is charged against earnings.

        As at October 31, 1999, the Company has not acquired any direct interests in oil and gas properties. For the period ended October 31, 1999, it has incurred $38,924 costs relating to identifying potential property acquisitions.

        INVESTMENTS

        Investments in affiliated companies (20% to 50% owned), over which the Company has significant influence, are accounted for by the equity method. Where, in the opinion of management, there has been a loss in value of long-term investments, which is other than a temporary decline, the carrying value is reduced to estimated realizable value.

        INCOME TAXES

        The Company has adopted the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

        At October 31, 1999, the Company had a net operating loss carryforward of approximately $23,000 that may be offset against future taxable income through 2019.

        The Company has fully reserved the tax benefits of these operating losses because the likelihood of realization of the tax benefits cannot be determined.

        The tax benefit of the loss carryforward of $3,500 has been offset by a valuation allowance of the same amount.

        Temporary differences between the time of reporting certain items for financial and tax reporting purposes consist primarily of exploration costs on oil and gas properties, and equity income (loss) in affiliated companies.

                           SAN JOAQUIN OIL & GAS LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          FOR THE PERIOD FROM INCEPTION
                    (SEPTEMBER 14, 1999) TO OCTOBER 31, 1999


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

        USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        The oil and gas industry is subject, by its nature, to environmental hazards and clean-up costs. At this time, management knows of no substantial costs from environmental accidents or events for which it may be currently liable. In addition, the Company's oil and gas business makes it vulnerable to changes in wellhead prices of crude oil and natural gas. Such prices have been volatile in the past and can be expected to be volatile in the future. By definition, proved reserves are based on current oil and gas prices and estimated reserves. Price declines reduce the estimated quantity of proved reserves and increase annual amortization expense (which is based on proved reserves).

        (LOSS) PER COMMON SHARE

        (Loss) per common share is computed based on the weighted average number of common shares outstanding during the period. Common shares issued upon conversion of Series A convertible preferred stock (Note 4) are considered outstanding for all periods presented.

        CASH EQUIVALENTS

        For purposes of reporting cash flows, the Company considers as cash equivalents all highly liquid investments with a maturity of three months or less at the time of purchase. On occasion, the Company has cash in banks in excess of federally insured amounts.

        CONCENTRATION OF CREDIT RISK

        Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash. The Company maintains cash accounts at one financial institution. The Company periodically evaluates the credit worthiness of financial institutions, and maintains cash accounts only in large high quality financial institutions.

        FAIR VALUE

        The carrying amount reported in the balance sheet for cash, advances, accounts payable and accrued liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.

                           SAN JOAQUIN OIL & GAS LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          FOR THE PERIOD FROM INCEPTION
                    (SEPTEMBER 14, 1999) TO OCTOBER 31, 1999


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

        NEW TECHNICAL PRONOUNCEMENTS

        In June 1998 SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" was issued for fiscal years beginning after June 15, 1999. Adoption of SFAS No. 133 does not have an impact on the Company's financial statements.

        In October 1998 SFAS No. 134 "Accounting for Mortgage Broker Securities" was issued for fiscal years beginning after December 15, 1998. Adoption of SFAS No. 134 does not have an impact on the Company's financial statements.

        In February 1999 SFAS No. 135 "Rescission of FASB Statement No. 75 and Technical Corrections" was issued for fiscal years beginning after February 15, 1999. Adoption of SFAS No. 135 does not have an impact on the Company's financial statements.

        In June 1999 SFAS No. 137 "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statements No. 133" was issued. Adoption of SFAS No. 137 is not expected to have an impact on the Company's financial statements.

        BASIS OF ACCOUNTING

        The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and extinguishment of liabilities in the normal course of business.

       The Company is in the development stage and has not realized revenues from its planned operations. Additional funding will be required to complete the Company's planned funding contributions in its investment, participate in the acquisition, exploration and development of interests in oil and gas properties. In order to meet the Company's continuing financing needs, management of the Company intends to raise working capital through the sale of common stock or other securities, or through other financing.

        The Company's financial statements do not include any adjustments related to the realization of the carrying value of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

        The ability of the Company to continue operations as a going concern is dependent upon its success in obtaining capital through sale of common stock or other securities and ultimately achieving profitable operations.

                           SAN JOAQUIN OIL & GAS LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          FOR THE PERIOD FROM INCEPTION
                    (SEPTEMBER 14, 1999) TO OCTOBER 31, 1999


3.      INVESTMENT IN OIL AND GAS VENTURE

        During the period ended October 31, 1999, the Company purchased four units, representing a 20% ownership interest, in Hilton Petroleum Greater San Joaquin Basin LLC ("Hilton LLC") for $390,000. Hilton LLC, a Colorado limited liability company organized on June 4, 1999, is a development stage company as defined by SFAS No. 7. As of October 31, 1999, Hilton LLC has paid Hilton Petroleum Ltd. ("Hilton") $1,550,000 for a 2.25% working interest in the San Joaquin Joint Venture and will pay 4% of the costs to drill the initial wells on each of the initial three prospects in the San Joaquin Basin.

        As a member of Hilton LLC, the Company will be required to provide its pro-rata share of all capital requirements of Hilton LLC. In the event that a member fails to pay its additional cash call capital contributions within a specified time period, then, that defaulting member's interest in Hilton LLC shall revert to Hilton. If the default occurs within 24 months of the initial capital contribution the member will, no sooner than 12 months, if the default occurs before 12 months, receive common stock of Hilton, at the then prevailing prices, for the defaulting member's investment cost. If such failure occurs after 24 months, then Hilton will fund the capital contribution of the defaulting member and retain that member's share of cash flow until 300% of the defaulted cash is repaid to Hilton.

        Hilton is the manager of Hilton LLC. A director of the Company is also a director of Hilton.

        The Company's investment in Hilton LLC is accounted for using the equity method. Equity loss in Hilton LLC was $280. Summarized unaudited financial information of Hilton LLC, as of October 31, 1999, is as follows:

                  Cash                          $       85,490

                  Due from operator                    221,819

                  Oil and gas properties             1,641,291
                                                  --------------
                  Total Assets                  $    1,948,600
                                                  ==============

                  Members' Equity               $    1,948,600
                                                  ==============

                  Net (Loss)                    $       (1,401)
                                                  ==============

                           SAN JOAQUIN OIL & GAS LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          FOR THE PERIOD FROM INCEPTION
                    (SEPTEMBER 14, 1999) TO OCTOBER 31, 1999


4.     STOCKHOLDERS' EQUITY

       In September 1999, the Company designated 70,000 shares of the 1,000,000 authorized preferred stock, as Series A convertible preferred stock (the "Series A Preferred Shares"). In September 1999, the Company sold 61,490 Series A Preferred Shares at $0.50 per share for cash proceeds of $30,745. In October 1999, the Series A Preferred Shares were converted by the holders into 6,149,000 common shares of the Company.

       In October 1999, the Company completed the sale of an aggregate of 1,920,000 shares of common stock, at a price of $0.50 per common share, for cash proceeds of $960,000 pursuant to three private placements. The shares of common stock were sold pursuant to the exemption from registration contained in Sections 3(b) and 4(2) of the Securities Act of 1933 and Rule 504 of Regulation D promulgation thereunder.

        Cost of the  preferred  and  common  stock  offerings  was an  aggregate
        $4,733.

5.      RELATED PARTY TRANSACTIONS

        During the period ended October 31, 1999, the Company was charged $2,233 for accounting services rendered by a company owned by a director of the Company, $6,000 for professional fees rendered by the President of the Company, and $5,128 for services related to exploration of oil and gas properties by a director of the Company. As at October 31, 1999, $7,128 remained unpaid and has been included in accounts payable and accrued liabilities.

        See also Note 3.

6.      SEGMENT REPORTING

        The Company has one reportable segment, the exploration and development of oil and gas properties. The Company has concentrated its oil and gas exploration and development activities in the western United States, primarily California. All activities in this segment have been with industry partners and have been substantially conducted through the Company's investment in Hilton LLC.

7.      COMPREHENSIVE INCOME

        There are no adjustments necessary to net (loss) as presented in the accompanying statement of operations to derive comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income".

                           SAN JOAQUIN OIL & GAS LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                          FOR THE PERIOD FROM INCEPTION
                    (SEPTEMBER 14, 1999) TO OCTOBER 31, 1999


8.      COMMITMENTS AND CONTINGENCIES

        The Company may be subject to various possible contingencies which are derived primarily from interpretations of federal and state laws and regulations affecting the oil and gas industry. Although management believes it has complied with the various laws and regulations, new rulings and interpretations may require the Company to make adjustments.

                             LEK INTERNATIONAL, INC.
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The accompanying pro forma consolidated financial statements present the historical financial information of LEK International, Inc. (LEK), as adjusted for the acquisition of San Joaquin Oil & Gas Ltd. (San Joaquin), pursuant to an Agreement and Plan of Reorganization entered into between LEK and San Joaquin effective as of December 31, 1999. Upon completion of the acquisition of San Joaquin by LEK, San Joaquin will continue to exist as a wholly owned subsidiary of LEK. For financial reporting purposes, the business combination is to be accounted for as an additional capitalization of LEK (a reverse acquisition with San Joaquin as the acquirer). The operations of San Joaquin will be the only continuing operations of the Company.

The accompanying pro forma consolidated balance sheet presents the historical financial information of LEK as of October 31, 1999, as adjusted for the acquisition of San Joaquin, accounted for as a reverse acquisition. The historical financial information of LEK is as of September 30, 1999 and the historical financial information of San Joaquin is as of October 31, 1999.

The accompanying pro forma consolidated statement of operations for the period ended October 31, 1999 combines the historical financial information of LEK for the six months ended September 30, 1999 with the historical financial information of San Joaquin for the period from its inception (September 14, 1999) to October 31, 1999, as if the acquisition had occurred at the beginning of the period.

Management has determined that no activity occurred during October 1999 that would impact the pro forma consolidated financial statements or effect the comparability of LEK's financial information from September 30, 1999.

The pro forma consolidated financial statements have been prepared by management, based on the historical financial statements of LEK and San Joaquin. These pro forma consolidated financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma consolidated financial statements should be read in conjunction with the historical financial statements of LEK for the six months ended September 30, 1999 included in LEK's Form 10-QSB for the six months ended September 30, 1999, and with the historical financial statements of San Joaquin as of October 31, 1999 and for the initial period then ended, included elsewhere in this filing on Form 8K.

LEK INTERNATIONAL, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
INITIAL PERIOD ENDED OCTOBER 31, 1999

                                                  LEK        SAN JOAQUIN        PROFORMA              PRO FORMA
                                                      (HISTORICAL)            ADJUSTMENTS             COMBINED

REVENUE
Interest                                     $        -    $          1,398                      $             1,398
                                             ------------- ----------------                      -------------------

OPERATING EXPENSES
General and administrative                          17,256           25,654                                   42,910
                                             ------------- ----------------                      -------------------
                                                    17,256           25,654                                   42,910
                                             ------------- ----------------                      -------------------

EQUITY IN (LOSS) OF INVESTEE                             -             (280)                                    (280)
                                             ------------- ----------------                      -------------------

NET (LOSS)                                   $    (17,256) $        (24,536)                     $           (41,792)
                                             ============= ================                      ===================

NET (LOSS) PER COMMON SHARE-
BASIC AND DILUTED
                                                                                                 $            (0.004)
                                                                                                 ===================
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING-
BASIS AND DILUTED                                                                                         10,747,667
                                                                                                 ===================

          See notes to the proforma consolidated financial statements.


LEK INTERNATIONAL, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
OCTOBER 31, 1999

                                                      LEK            SAN JOAQUIN         PROFORMA             PRO FORMA
                                                             (HISTORICAL)              ADJUSTMENTS            COMBINED

ASSETS

CURRENT ASSETS
Cash                                             $         -      $        548,160    $        -          $         548,160
Advance for exploration costs                                 -             10,000                                   10,000
                                                 --------------   ----------------                        -----------------
Total Current Assets                                                       558,160                                  558,160

INVESTMENT IN OIL AND GAS VENTURE                             -            389,720                                  389,720

OIL AND GAS PROPERTIES                                        -             38,924                -                  38,924
                                                 --------------   ----------------    -------------       -----------------

                                                 $         -      $        986,804    $        -          $         986,804
                                                 ==============   ================    =============       =================

LIABILITIES AND STOCKHOLDERS'
EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses            $         -      $         25,328                        $          25,328
Due to related entity                                    17,257                  -          (17,257) (a)                  -
                                                 --------------   ----------------    -------------       -----------------
Total Current Liabilities                                17,257             25,328          (17,257)                 25,328
                                                 --------------   ----------------    -------------       -----------------

STOCKHOLDERS' EQUITY
Common stock                                                100              8,069             (100) (a)             11,769
                                                                                              3,700  (b)
Additional paid in capital                                                 977,943           (3,700) (b)            974,243

Deficit accumulated during the                                                               17,257  (a)
development stage                                       (17,357)           (24,536)             100  (b)            (24,536)
                                                 --------------   ----------------    -------------       -----------------

                                                        (17,257)           961,476           17,257               961,476
                                                 --------------   ----------------    -------------       -----------------

                                                 $         -      $        986,804    $        -          $         986,804
                                                 ==============   ================    =============       =================

          See notes to the proforma consolidated financial statements.

                             LEK INTERNATIONAL, INC.
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1 - BASIS OF PRESENTATION

The accompanying pro forma consolidated financial statements are presented to reflect the acquisition of San Joaquin by LEK, accounted for as a reverse acquisition, with the operations of San Joaquin being the continuing operations of the combined entities.

The accompanying pro forma consolidated balance sheet as of October 31, 1999 has been prepared to give effect to the acquisition of San Joaquin by LEK as if the acquisition occurred on October 31, 1999. The accompanying pro forma consolidated statement of operations combines the historical operations of LEK for the six months ended September 30, 1999 with the historical operations of San Joaquin for the period from its inception (September 14, 1999) to October 31, 1999, and is presented as if the acquisition had occurred at the beginning of the period.

Management has determined that no activity occurred during October 1999 that would impact the historical financial information of LEK.

LEK was incorporated on April 21, 1997 and had no operations or revenue producing activities during its fiscal years ended March 31, 1998 and 1999 other than initial startup costs. During the six months ended September 30, 1999 LEK had no revenue producing activities and the only costs incurred were related to legal, accounting and filings with the Securities and Exchange Commission.

NOTE 2 - PRO FORMA ADJUSTMENTS

The unaudited pro forma consolidated financial statements reflect the following pro forma adjustments:

(a)  Record   forgiveness  of  related  party   liability  as  of  the  date  of
     reorganization.

(b) Reflect the recapitalization of the 3,700,000 shares of LEK common stock issued and outstanding as of the date of the reverse acquisition of LEK by San Joaquin.

NOTE 3 - (LOSS) PER COMMON SHARE

Pro forma loss per common share for the period ended October 31, 1999 is computed based on the weighted average number of common shares outstanding during the period, assuming that the 3,700,000 shares of LEK outstanding (as adjusted for a 3.7 to 1.0 forward stock split) as of the date of the reverse acquisition were outstanding as of the beginning of the period presented.